Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Qualtrics International Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-252521, 333-258969, 333-259976, 333-262491) on Form S-8 and (No. 333-259975) on Form S-3 of our reports dated February 24, 2023, with respect to the consolidated financial statements of Qualtrics International Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Salt Lake City, Utah
February 24, 2023